Exhibit 99.1

                   World Waste Technologies President Resigns

Company Thanks President And Founder Steve Racoosin For Valued Service

SAN DIEGO, CALIFORNIA - December 8, 2005 -- World Waste Technologies, Inc. (OTCBB: WDWT) today announced that Steve Racoosin, Company founder and president, has resigned to pursue entrepreneurial interests in the solid waste and recycling industries. His responsibilities will be absorbed by other Company officers. Mr. Racoosin, who will remain a major shareholder of the Company, will continue to serve the Company in a consulting capacity.

Mr. Racoosin commented, "I am extremely proud of the company I founded and the premier team of professionals and investors we have attracted. I move on with confidence that World Waste today has the right ingredients to execute successfully on its operating and financial goals."

"Steve's energy and vision have driven this company from its inception," said John Pimentel, World Waste chairman and chief executive officer. "He helped develop our technology, raise our early stage financing, and conceive and commence construction of our first commercial plant in Anaheim designed to recover fiber pulp from municipal solid waste for sale to paper and box manufacturers."

"We thank Steve for his tremendous passion and contribution, and extend him our best wishes for continued success in all his future endeavors," Pimentel said.

About World Waste Technologies, Inc.
World Waste Technologies, Inc. (OTCBB: WDWT) is seeking to commercialize a patented technology that management believes will cost-effectively allow a significant amount of Municipal Solid Waste (MSW) to be recycled. A major component of MSW is paper-based material, and the Company's technology converts paper, cardboard, and paper packaging found in MSW into a sanitized cellulose fiber material which can be sold to box and paper manufacturers. The Company's initial facility is currently under construction in Anaheim, California and is scheduled to commence operation in the first quarter of 2006.

Safe Harbor Statement
All statements regarding potential results and future plans and objectives of World Waste contained in this press release, are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the Securities and Exchange Commission. Other risk factors may include, but are not limited to, our ability to obtain financing on acceptable terms, or at all, cost overruns in connection with the construction of our plant, working capital constraints, fluctuation in quarterly results, and increased competition for the fields targeted by the company, our ability to commence operations as scheduled, the economical operation of the process we intend to operate and our ability to protect the proprietary technology we use. Further, the company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control, such as announcements by competitors and service providers.

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The contents of this press release are presented as a general overview of the company. It is intended only to contain general information regarding the company and its business and does not purport to provide complete disclosure or analysis of all matters which may be relevant to a decision to make an investment, including all risk factors or similar considerations. Although the information is believed current as of the date herein, the information may be subject to change, amendment or supplementation, and the company does not expect, and assumes no obligation, to update or otherwise revise the information herein.

Contact Information
World Waste Technologies:
David Rane, CFO, 858.391.3400
John Pimentel, CEO, 858.391.3400